UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2016

ARES MANAGEMENT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2016, Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), Ares Domestic Holdings L.P., a Delaware limited partnership (“Ares Domestic”), Ares Investments L.P., a Delaware limited partnership (“Ares Investments”), Ares Real Estate Holdings L.P., a Delaware limited partnership (collectively with Ares Holdings, Ares Domestic and Ares Investments, the “Borrower”) and certain subsidiaries of Ares Management, L.P. (the “Registrant”) entered into Amendment No. 6 (the “Credit Facility Amendment”) to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014 (as amended through and including the Credit Facility Amendment, the “Credit Agreement”), by and among the Borrower, the guarantors party thereto (together with the Borrower, the “Loan Parties”), the lenders party thereto and JPMorgan Chase Bank, N.A., as agent.

The Credit Facility Amendment, among other things, (i) amends the definition of “Adjusted EBITDA” to provide for pro forma adjustments for the four consecutive quarters following the consummation of any acquisition by a portfolio company or managed fund for which a Loan Party or a subsidiary contributes consideration and which results in increased management fees, (ii) permits the  investment of cash consideration for an acquisition described in clause (i) above up to $275.0 million for each acquisition, (iii) includes certain provisions addressing regulatory requirements in the European Economic Area authorizing EU member state bank regulators with broad powers to modify the liabilities of failing financial institutions, (iv) revises the financial covenant relating to management fee deferrals to exclude in the calculation those made in connection with a new acquisition and (v) makes certain other technical amendments to the provisions of the Credit Agreement.

A copy of the Credit Facility Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Credit Facility Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Credit Facility Amendment.

Item 8.01 Other Events

As previously described in the Registrant’s Current Report on Form 8-K filed on May 23, 2016, Ares Capital Management LLC (“ACM LLC”), a subsidiary of the Registrant that serves as investment adviser to Ares Capital Corporation (NASDAQ: ARCC) (“ARCC”), entered into a Transaction Support and Fee Waiver Agreement, dated May 23, 2016, with ARCC (the “Transaction Support Agreement”), in connection with ARCC’s proposed acquisition of American Capital, Ltd. (“American Capital”) pursuant to the Agreement and Plan of Merger, dated as of May 23, 2016, by and among ARCC and American Capital, and solely for certain provisions thereof, ACM LLC, in its capacity as ARCC’s investment adviser. The Transaction Support Agreement is included as Exhibit 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

10.1

Amendment No. 6, dated as of May 23, 2016, to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014, by and among Ares Holdings LLC, Ares Domestic Holdings L.P., Ares Investments LLC, Ares Real Estate Holdings L.P., the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.

10.2	Transaction Support and Fee Waiver Agreement, dated May 23, 2016, between Ares Capital Corporation and Ares Capital Management LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.
By: Ares Management GP LLC, its general partner
Date: May 26, 2016

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Exhibit Index

Exhibit Number	Description

10.1

Amendment No. 6, dated as of May 23, 2016, to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014, by and among Ares Holdings LLC, Ares Domestic Holdings L.P., Ares Investments LLC, Ares Real Estate Holdings L.P., the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.

10.2	Transaction Support and Fee Waiver Agreement, dated May 23, 2016, between Ares Capital Corporation and Ares Capital Management LLC